UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
Floating Rate Notes due 2020	TMO /20A	New York Stock Exchange
1.500% Notes due 2020	TMO 20A	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 24, 2019, Thermo Fisher Scientific Inc. (the “Company”) entered into an underwriting agreement (the “Euro Underwriting Agreement”) with Merrill Lynch International, Goldman Sachs & Co. LLC, Citigroup Global Markets Limited and J.P. Morgan Securities plc and the several other underwriters named in Schedule A to the Euro Underwriting Agreement, for the issuance and sale by the Company of €800,000,000 aggregate principal amount of 0.125% Senior Notes due 2025, €800,000,000 aggregate principal amount of 0.500% Senior Notes due 2028, €900,000,000 aggregate principal amount of 0.875% Senior Notes due 2031, €900,000,000 aggregate principal amount of 1.500% Senior Notes due 2039 and €1,000,000,000 aggregate principal amount of 1.875% Senior Notes due 2049 (collectively, the “Euro Notes”).

On September 24, 2019, the Company also entered into an underwriting agreement (the “US Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein, for the issuance and sale by the Company of $900,000,000 aggregate principal amount of 2.600% Senior Notes due 2029 (the “US Notes”).

The offerings of the Euro Notes and the US Notes are being conducted pursuant to an effective registration statement on Form S-3 (File No. 333-229951), a related prospectus and separate prospectus supplements, each as filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2019.

The Euro Notes will be issued pursuant to an indenture, dated as of November 20, 2009, between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Eighteenth Supplemental Indenture, to be dated as of September 30, 2019, between the Company, as issuer, and the Trustee. The US Notes will be issued pursuant to the Base Indenture, as supplemented by the Nineteenth Supplemental Indenture, to be dated as of October 8, 2019, between the Company, as issuer, and the Trustee.

The Company expects that the net proceeds will be approximately €4.33 billion from the sale of the Euro Notes and $890.68 million from the sale of the US Notes, each after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds of the offerings (together with cash on hand) to repay commercial paper issued to fund the redemption on September 27, 2019 of $300 million aggregate principal amount of 4.70% Senior Notes due 2020 and $800 million aggregate principal amount of 3.15% Senior Notes due 2023, and to fund the redemption of approximately $4.5 billion aggregate principal amount of outstanding senior notes issued by Thermo Fisher or its subsidiaries, including all of the outstanding 6.00% Senior Notes due 2020 and 5.00% Senior Notes due 2021 issued by its subsidiary Life Technologies Corporation, of which notice is expected to be provided to holders on September 25, 2019. The foregoing does not constitute a notice of redemption for the aforementioned notes.

The above descriptions of the Euro Underwriting Agreement and the US Underwriting Agreement are qualified in their entirety by reference to the Euro Underwriting Agreement and the US Underwriting Agreement, which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 24, 2019, among the Company, as issuer, and Merrill Lynch International, Goldman Sachs & Co. LLC, Citigroup Global Markets Limited and J.P. Morgan Securities plc and the several other underwriters named in Schedule A of the Underwriting Agreement.

1.2

Underwriting Agreement, dated September 24, 2019, among the Company, as issuer, and BofA Securities, Inc., Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc., as representatives of the several underwriters named in the Underwriting Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

THERMO FISHER SCIENTIFIC INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: September 24, 2019	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel